Exhibit 1.2

GENMARK DIAGNOSTICS, INC.

$30,000,000

EQUITY DISTRIBUTION AGREEMENT

June 14, 2016

Canaccord Genuity Inc.

99 High Street, 12th Floor

Boston, Massachusetts 02110

Ladies and Gentlemen:

GenMark Diagnostics, Inc., a Delaware corporation (the “Company”), confirms its agreement (this “Agreement”) with Canaccord Genuity Inc. (“Canaccord”), as follows:

1.          Issuance and Sale of Shares.  The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it will issue and sell through Canaccord, acting as sales agent, shares (the “Shares”) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”) having an aggregate offering price of up to $30,000,000. The Shares will be sold on the terms set forth herein at such times and in such amounts as the Company and Canaccord shall agree from time to time. The issuance and sale of the Shares through Canaccord will be effected pursuant to the Registration Statement (as defined below) filed by the Company with, and to be declared effective by, the Securities and Exchange Commission (the “Commission”).

2.          Placements.

(a)

Placement Notice.  Each time that the Company wishes to issue and sell Shares hereunder (each, a “Placement”), it will notify Canaccord by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters within which it desires to sell the Shares, which shall at a minimum include the number of Shares (“Placement Shares”) to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which shall be mutually agreed upon by the Company and Canaccord. The Placement Notice shall originate from any of the individuals (each an “Authorized Representative”) from the Company set forth on Schedule 1 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Canaccord set forth on Schedule 1 attached hereto, as such

Schedule 1 may be amended from time to time. The Placement Notice shall be effective upon confirmation by Canaccord unless and until (i) Canaccord declines to accept the terms contained therein for any reason, in its sole discretion, in accordance with the notice requirements set forth in Section 4, (ii) the entire amount of the Placement Shares have been sold, (iii) the Company suspends or terminates the Placement Notice in accordance with the notice requirements set forth in Section 4, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 12.

(i)	Placement Fee. The amount of compensation to be paid by the Company to Canaccord with respect to each Placement (in addition to any expense reimbursement pursuant to Section 7(i)(ii)) shall be equal to 3.0% of gross proceeds from each Placement.

(ii)	No Obligation. It is expressly acknowledged and agreed that neither the Company nor Canaccord will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to Canaccord, and then only upon the terms specified therein and herein. It is also expressly acknowledged that Canaccord will be under no obligation to purchase Shares on a principal basis. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice control.

3.          Sale of Placement Shares by Canaccord.  Subject to the terms and conditions of this Agreement, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Canaccord will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent, such Placement Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. The Company acknowledges that Canaccord will conduct the sale of Placement Shares in compliance with applicable law including, without limitation, Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and that such compliance may include a delay in commencement of sales efforts after receipt of a Placement Notice. Canaccord will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) next following the Trading Day on which they have made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the compensation payable by the Company to Canaccord with respect to such sales, and the Net Proceeds (as defined below) payable to the Company. Canaccord may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), including without limitation sales made directly on The NASDAQ Global Market (the “Principal Trading Market”), on any other existing trading market for the Common Stock or to or through a market maker. Notwithstanding anything to the contrary set forth in this Agreement or a Placement Notice, the Company acknowledges and agrees that (i) there can be no assurance that Canaccord will be successful in selling any Placement Shares or as to the price at which any Placement

Shares are sold, if at all, and (ii) Canaccord will incur no liability or obligation to the Company or any other person or entity if they do not sell Placement Shares for any reason other than a failure by Canaccord to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on behalf of the Company and as agent such Placement Shares as provided under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Principal Trading Market is open for trading.

4.          Suspension of Sales.  The Company or Canaccord may, upon notice to the other party in writing, by telephone (confirmed immediately by verifiable facsimile transmission) or by e-mail notice (or other method mutually agreed to in writing by the parties), suspend any sale of Placement Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice. The Company agrees that no such notice shall be effective against Canaccord unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.

5.          Settlement.

(a)	Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the third (3rd) Business Day (or such earlier day as is agreed by the parties to be industry practice for regular-way trading) following the date on which such sales are made (each a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against the receipt of the Placement Shares sold (“Net Proceeds”) will be equal to the aggregate sales price at which such Placement Shares were sold, after deduction for (i) the commission or other compensation for such sales payable by the Company to Canaccord, as the case may be, pursuant to Section 2 hereof, as the case may be, (ii) any other amounts due and payable by the Company to Canaccord hereunder pursuant to Section 7(i) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b)

Delivery of Shares.  On each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Placement Shares being sold by crediting Canaccord’s accounts or its designee’s account at The Depository Trust Company through its Deposit Withdrawal Agent Commission System or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Placement Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, Canaccord will, on each Settlement Date, deliver the related Net Proceeds in same day funds delivered to an account designated by the Company prior to the Settlement Date. If the Company defaults in its obligation to deliver Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10 hereto, it will (i) hold Canaccord harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company and (ii) pay to Canaccord any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6.          Representations and Warranties of the Company.  The Company represents and warrants to, and agrees with, Canaccord that:

(a)

Registration Statement and Prospectus.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission (the “Commission Documents”) since the Company has been subject to the requirements of Section 12 of the Exchange Act, and all of such filings required to be filed within the last 12 months have been made on a timely basis. The Common Stock is currently quoted on the Principal Trading Market under the trading symbol “GNMK”. The Company and the transactions contemplated hereby meet the requirements for use of Form S-3 under the Securities Act and the rules and regulations thereunder (“Rules and Regulations”), including but not limited to the transaction requirements for an offering made by the issuer set forth in Instruction I.B.1 to Form S-3. The Company has prepared and filed with the Commission a registration statement on Form S-3 with respect to the Shares to be offered and sold by the Company pursuant to this Agreement. Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents otherwise deemed to be a part thereof or included therein by the rules and regulations under the Securities Act, is herein called the “Registration Statement.” The Registration Statement at the time it will become effective is herein called the “Original Registration Statement.” The Registration Statement, including the base prospectus contained therein (the “Base Prospectus”) was prepared by the Company in conformity with the requirements of the Securities Act and all applicable Rules and Regulations. One or more prospectus supplements (the “Prospectus Supplements,” and together with the Base Prospectus and any amendment thereto and all documents incorporated therein by reference, the “Prospectus”) have been or will be prepared by the Company in conformity with the requirements of the Securities Act and all applicable Rules and Regulations and have been or will be filed with the Commission in the manner and time frame required by the Securities Act and the Rules and Regulations. Any amendment or supplement to the Registration Statement or Prospectus required by this Agreement will be so prepared and filed by the Company and, as applicable, the Company will use commercially reasonable efforts to cause it to become effective as soon as reasonably practicable. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission. No order preventing or suspending the use of the Base Prospectus, the Prospectus Supplement, the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. Copies of all filings made by the Company under the Securities Act and all Commission Documents that were filed with the

Commission have either been delivered to Canaccord or made available to Canaccord on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”). Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For the purposes of this Agreement, the “Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement.

(b)	No Misstatement or Omission. Each part of the Registration Statement, when such part becomes effective, at any deemed effective date pursuant to Rule 430B(f)(2) on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, and the Prospectus, on the date of filing thereof with the Commission and at each Applicable Time and Settlement Date, conformed or will conform in all material respects with the requirements of the Securities Act and the Rules and Regulations; each part of the Registration Statement, when such part becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus, on the date of filing thereof with the Commission, and the Prospectus and the applicable Issuer Free Writing Prospectus(es) issued at or prior to such Applicable Time, taken together (collectively, and with respect to any Shares, together with the public offering price of such Shares, the “Disclosure Package”) and at each Applicable Time and Settlement Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements or omissions in any such document made in reliance on information furnished in writing to the Company by Canaccord intended for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

(c)

Conformity with Securities Act and Exchange Act.  The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Securities Act or were filed with the Commission under the Exchange Act, as the case may be, conformed in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that this representation and warranty shall not apply to any statements or omissions (a) that have been corrected in a filing that has been incorporated by reference in the Prospectus not less than 24 hours prior to the relevant Applicable Time or (b) made in reliance on information furnished in writing to the Company by Canaccord intended for use in any such document.

(d)	Financial Information. The consolidated financial statements and the related notes thereto and the supporting schedules of the Company and all significant subsidiaries (as defined in Rule 1-02 (w) of Regulation S-X of the Exchange Act) of the Company (the “Subsidiaries”), together with the related notes, set forth or incorporated by reference in the Registration Statement, Prospectus and Disclosure Package, have been and will be prepared in accordance with Regulation S-X under the Securities Act and with United States generally accepted accounting principles consistently applied at the times and during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects and will fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments); and the other financial information included or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package has been compiled on a basis consistent in all material respects with that of the financial statements and presents fairly in all material respects the information shown thereby. The Company does not have any material liabilities or obligations, direct or contingent, which are not disclosed in the Registration Statement, Prospectus and Disclosure Package.

(e)	Organization.

(i)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on (i) the consolidated business, operations, assets, properties, financial condition, prospects or results of operations of the Company and its Subsidiaries taken as a whole, (ii) the transactions contemplated hereby or (iii) the ability of the Company to perform its obligations under this Agreement (collectively, a “Material Adverse Effect”).

(ii)	Each of the Subsidiaries has been duly formed and is validly existing (and in good standing, where applicable) under the laws of the jurisdiction of its formation has full power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and their Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a Material Adverse Effect.

(f)	Subsidiaries. Except as described in the Prospectus, all of the assets described in the Prospectus as owned by the Subsidiaries of the Company are owned directly by the Subsidiaries. Except for the Subsidiaries, the Company owns no beneficial interest, directly or indirectly, in any corporation, partnership, joint venture, limited liability company or other entity.

(g)	Encumbrances. Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, each of the Company and its Subsidiaries has (i) good and marketable title to all of the properties and assets owned by it, free and clear of all liens, charges, claims, security interests or encumbrances (collectively, “Encumbrances”), other than Encumbrances that would not have a Material Adverse Effect or do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries, and (ii) possession under all material leases to which it is party as lessee. All leases and contracts to which the Company or its Subsidiaries is a party are valid and binding and no material default has occurred and is continuing thereunder, and no event or circumstance that with the passage of time or giving of notice, or both, would constitute such a material default has occurred and is continuing, and, to the knowledge of the Company, no defaults by the counterparties exist under any such leases or contracts.

(h)

No Improper Practices.  (i) Neither the Company nor the Subsidiaries, nor to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company or the Subsidiaries, has, in the past five years, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; (ii) no relationship, direct or indirect, exists between or among the Company or, to the knowledge of the Company, the Subsidiaries or any affiliate of either of them, on the one hand, and, to the knowledge of the Company, the directors, officers and stockholders of the

Company or the Subsidiaries, on the other hand, that is required by the Securities Act to be described in the Registration Statement and the Prospectus that is not so described; (iii) no relationship, direct or indirect, exists between or among the Company or the Subsidiaries or any affiliate of them, on the one hand, and, to the knowledge of the Company, the Subsidiaries, the directors, officers, stockholders or directors of the Company or on the other hand, that is required by the rules of the Financial Industry Regulatory Authority (“FINRA”) to be described in the Registration Statement and the Prospectus that is not so described; and (iv) except as described in the Registration Statement and the Prospectus, there are no material outstanding loans or advances or material guarantees of indebtedness by the Company or, to the knowledge of the Company, the Subsidiaries to or for the benefit of any of their respective officers or directors or any of the members of the families of any of them.

(i)	Investment Company Act. Neither the Company nor the Subsidiaries, is now or, after giving effect to the offering and sale of the Shares, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(j)	Capitalization. The Company has authorized and outstanding capitalization as set forth in the Prospectus under the caption “Description of Securities”, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all applicable United States federal and state and, to the knowledge of the Company, all applicable foreign securities laws; and all of the issued shares of capital stock of the Subsidiaries of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and the shares of such Subsidiaries are owned directly or indirectly by the Company and, except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, are held free and clear of all Encumbrances. Except as set forth in the Registration Statement and the Prospectus, and except with respect to equity awards issued under the Company’s equity incentive plans, there are no outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company.

(k)

The Shares.  The Shares have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and non-assessable, free and clear of all Encumbrances and will be issued in compliance with all applicable United States federal and state and all applicable foreign securities laws; the capital stock of the Company, including the Common Stock, conforms in all material respects to the description thereof contained in the Registration Statement and the Common Stock, including the Placement Shares, will conform to the description thereof contained in the Prospectus as amended or supplemented. Neither the stockholders of the Company, nor any other person or entity have any preemptive rights or rights of first refusal with respect to the

Placement Shares or other rights to purchase or receive any of the Placement Shares or any other securities or assets of the Company, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Securities Act, any shares of capital stock or other securities or assets of the Company upon the issuance or sale of the Placement Shares.

(l)	No Material Changes. Subsequent to the respective dates as of which information is given in the Registration Statement, the Prospectus and the Disclosure Package, and except as may be otherwise stated or incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package, (i) neither the Company nor the Subsidiaries has sustained any material loss or interference with the business of the Company and its Subsidiaries, taken as a whole, including without limitation, from fire, explosion, flood or other calamity or damage to any asset, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; (ii) there have been no transactions entered into by the Company or the Subsidiaries which are material to the Company and its Subsidiaries, considered as a whole, (iii) there has not been any change, development, or event that has caused, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iv) since the date of the latest financial statements included or incorporated by reference in the Registration Statement and the Prospectus there has not been any material change, on a consolidated basis, in the authorized capital stock of the Company and its Subsidiaries, any material increase in the short-term debt or long-term debt of the Company and its Subsidiaries, on a consolidated basis, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any Class of Capital Stock, or any Material Adverse Effect, or any development reasonably likely to cause or result in a Material Adverse Effect.

(m)	Legal Proceedings.

(i)	Except as set forth in the Prospectus, there is no legal, governmental, administrative or other claim, proceeding, investigation, action, suit or inquiry pending, or, to the knowledge of the Company, threatened against or affecting the Company or its Subsidiaries or any of their respective properties or to which the Company or its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject, or, to the knowledge of the Company, against any officer, director or employee of the Company or the Subsidiaries in connection with such person’s employment therewith that, if determined adversely to the Company or the Subsidiaries or such officer, director or employee, could individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect. Neither the Company nor its Subsidiaries is a party to or subject to the provisions of, any order, writ, injunction, judgment or decree of any court or government agency or instrumentality which could have a Material Adverse Effect.

(ii)	There are no legal, governmental or administrative proceedings, investigations, actions, suits or inquiries or contracts or documents of the Company or its Subsidiaries that are required to be described in or filed as exhibits to the Commission Documents, Registration Statement or any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so described or filed as required by the Securities Act or the Exchange Act and the Rules and Regulations under either of them.

(n)	Authorization; Enforceability.

(i)	The Company has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, to provide the representations, warranties and indemnities under this Agreement and all necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company.

(ii)

Executing and delivering this Agreement and the issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in (i) a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or its Subsidiaries is a party or by which either of them is bound or to which any of the property of the Company or its Subsidiaries is subject, (ii) a violation of the Company’s certificate of incorporation or bylaws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its Subsidiaries or any of their properties, (iii) the creation of any material Encumbrance upon any assets of the Company or its Subsidiaries or the triggering, solely as a result of the Company’s execution and delivery of this Agreement, of any preemptive or anti-dilution rights or rights of first refusal or first offer, or any similar rights (whether pursuant to a “poison pill” provision or otherwise), on the part of holders of the Company’s securities or any other person or (iv) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or its Subsidiaries or any of their properties. Neither the Company nor its Subsidiaries or affiliates, nor any person acting on its or their behalf, has issued or sold any shares of Common Stock or securities or instruments convertible into, exchangeable for and/or otherwise entitling the holder thereof to acquire shares of Common Stock which would be integrated with the offer and sale of the Shares hereunder.

(o)	Enforceability of Agreements. All agreements between the Company and third parties expressly referenced in the Prospectus are legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification provisions of certain agreements may be limited be federal or state securities laws or public policy considerations in respect thereof and except for any unenforceability that, individually or in the aggregate, would not unreasonably be expected to have a Material Adverse Effect.

(p)	No Violations or Default. Neither the Company nor its Subsidiaries is (i) in violation of any provisions of its articles of incorporation, bylaws or any other governing document as amended and in effect on and as of the date hereof, (ii) in default (and no event has occurred which, with notice or lapse of time or both, would constitute a default) under any indenture, mortgage, deed of trust, loan or credit agreement or any provision of any instrument or contract to which it is a party or by which it is bound that, individually or in the aggregate, could have a Material Adverse Effect or (iii) subject to a Company Repayment Event (as defined below). As used herein, “Company Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment prior to the stated maturity or date of mandatory redemption or repayment thereof of all or a portion of such indebtedness by the Company or its Subsidiaries.

(q)	Compliance with Laws. The Company and its Subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of each foreign, federal, state or local government and any other governmental department or agency having jurisdiction over the Company and the Subsidiaries, and any judgment, decision, decree or order of any court or governmental agency, department or authority having jurisdiction over the Company and the Subsidiaries, except for such violations or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

(r)

Consents and Permits.  The Company and its Subsidiaries possess all such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises and rights issued by and have obtained or made all such registrations with the appropriate federal, state, foreign or local regulatory agencies or judicial or governmental bodies that are or will be necessary to conduct their business as described in the Registration Statement and the Prospectus except for licenses, permits, consents, orders, certificates, authorizations, approvals, franchises, rights or registrations, the absence of which, individually or in the aggregate, would not have a Material Adverse Effect; the Company and its Subsidiaries have not received any notice of proceedings or investigations relating to the revocation or modification of any such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises, rights or registrations which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect. No consent, approval, authorization, permit, or order of, or filing or registration with, any court or governmental or self-regulatory agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except the filing with the Commission of the Registration Statement (including the Prospectus) and amendments and supplements to the Registration Statement and Prospectus related to the issue and sale of the Shares, filings related to the transactions contemplated hereby on Form 8-K and such consents, approvals, authorizations, registrations or qualifications as have already been obtained or made or as may be required under state securities or Blue Sky laws.

(s)	Insurance. Other than as set forth in the Prospectus, the Company and its Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is prudent, reasonable and customary for companies engaged in similar businesses in similar industries; neither the Company nor its Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance; all such insurance is outstanding and in full force and effect and neither the Company nor the Subsidiaries has received any notice of cancellation or proposed cancellation relating to such insurance.

(t)	Environmental Laws.

(i)	Other than as set forth in the Prospectus, the Company and its Subsidiaries have obtained all environmental permits, licenses and other authorizations required by federal, state, foreign and local law relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), in order to conduct their businesses as described in the Prospectus except where the failure to obtain a particular environmental permit, license, or authorization, has not or would not reasonably be expected to, either individually or in the aggregate, result in a Material Adverse Effect; the Company and the Subsidiaries are conducting their businesses in compliance in all material respects with such permits, licenses and authorizations and with applicable environmental laws; and, except as described in the Prospectus, the Company is not in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials except for such violations or noncompliance which, individually or in the aggregate, would not have a Material Adverse Effect.

(u)	Independent Public Accountants. Ernst & Young LLP, which has audited the consolidated balance sheets of the Company as of December 31, 2015 and 2014 and the consolidated statements of income, stockholders’ equity, and cash flows for the years then ended and reviewed the consolidated interim financial statements of the Company for the three-month period ended March 31, 2016, which are all included in or incorporated by reference in the Registration Statement and the Prospectus, is a registered independent public accounting firm as required by the Securities Act, the Rules and Regulations and the Exchange Act.

(v)	Forward-Looking Statements. No forward looking statement within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act contained in the Commission Documents, the Registration Statement or the Prospectus, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(w)	Intellectual Property. The Company and its Subsidiaries own or possess sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for their respective businesses as now conducted (collectively, the “Company Intellectual Property Rights”) without any conflict with, or infringement of, the rights of others, except where the failure to own or possess such Company Intellectual Property Rights, individually or in the aggregate, would not have a Material Adverse Effect. Since January 1, 2013, neither the Company nor the Subsidiaries has received any written communications alleging that the Company or its Subsidiaries has violated or, by conducting its business as now conducted, would violate any of the patents, trademarks, service marks, service marks, tradenames or copyrights, of any other person or entity. To the Company’s knowledge, all Company patents and trademarks are enforceable and there is no existing infringement by any person of such Company Intellectual Property Rights.

(x)	Taxes.

(i)	The Company was not, for the immediately preceding taxable year, treated as, will not, for the current taxable year, be treated as, and does not anticipate that, for any subsequent taxable year, it will be treated as a “passive foreign investment company,” a “foreign investment company” or a “foreign personal holding company” for United States federal income tax purposes.

(ii)	The Company has filed all United States federal and state and all applicable local and foreign income tax returns which have been required to be filed, except in any case in which the failure to so file would not have a Material Adverse Effect.

(iii)

The Company has paid all United States federal, state and local and foreign taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing would otherwise be delinquent, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith and except in any case in which the failure to so pay would not result in a Material Adverse Effect.

(iv)	No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of Canaccord to any political subdivision or taxing authority in connection with the sale and delivery by the Company of the Placement Shares to or for the account of Canaccord or the sale and delivery by Canaccord of the Placement Shares to the purchasers thereof.

(y)	No Reliance. The Company has not relied upon Canaccord or legal counsel for Canaccord for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(z)	Reserved.

(aa)	Disclosure Controls.

(i)	The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (a) are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the preparation of the Registration Statement; (b) have been evaluated for effectiveness as of the date of the filing of the Registration Statement with the Commission; and (c) are effective in all material respects to perform the functions for which they were established.

(ii)	The Company (a) makes and keeps accurate books and records and (b) maintains internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management’s authorization, (2) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (3) access to its assets is permitted only in accordance with management’s authorization and (4) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)	Accounting Controls. There is no (i) significant deficiency or material weakness in the design or operation of internal controls over financial reporting; or (ii) fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(cc)	Certain Market Activities. The Company has not taken, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

(dd)	Broker/Dealer Relationships. Neither the Company nor the Subsidiaries or any related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a FINRA member” or “associated person of a FINRA member” (within the meaning of Article I of the Bylaws of the FINRA).

(ee)	Sarbanes-Oxley. The principal executive officer and principal financial officer of the Company have made all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) with respect to all reports, schedules, forms, statements and other documents required to be filed by it with the Commission, and the statements contained in any such certification are complete and correct. The Company, and to its knowledge, all of the Company’s directors or officers, in their capacities as such, are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act.

(ff)	Finder’s Fees. Neither the Company nor the Subsidiaries has incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the transactions herein contemplated, except as may otherwise exist with respect to Canaccord pursuant to this Agreement.

(gg)	Labor Disputes. There are no existing or, to the knowledge of the Company, threatened labor disputes with the employees of the Company or its Subsidiaries which would reasonably be expected to have a Material Adverse Effect.

(hh)	Canaccord Purchases. The Company acknowledges and agrees that Canaccord has informed the Company that Canaccord may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(ii)	No Registration Rights. Except as may be described in the Prospectus, neither the Company nor its Subsidiaries is party to any agreement that provides any person with the right to require the Company or its Subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Placement Shares.

(jj)	Prospectus Disclosure. The statements set forth in the Prospectus under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “Plan of Distribution,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete in all material respects.

(kk)	OFAC. To the knowledge of the Company, none of the Company, its Subsidiaries or any director, officer, agent, employee or affiliate of the Company or its Subsidiaries is currently the target of any proceeding, investigation, suit or other action arising out of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)	Operations. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company and its Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except as would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(mm)	Off-Balance Sheet Arrangements. There are no transactions, arrangements and other relationships between and/or among the Company, and/or, to the knowledge of the Company, any of its affiliates and any unconsolidated entity, including, but not limited to, any structural finance, special purpose or limited purpose entity (each, an “Off Balance Sheet Transaction”) that could reasonably be expected to affect materially the Company’s liquidity or the availability of or requirements for its capital resources, including those Off Balance Sheet Transactions described in the Commission’s Statement about Management’s Discussion and Analysis of Financial Conditions and Results of Operations (Release Nos. 33-8056; 34-45321; FR-61), required to be described in the Prospectus which have not been described as required.

(nn)

ERISA.  Each material employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”); no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred which would result in a material liability to the Company with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(oo)	No Misstatement or Omission in an Issuer Free Writing Prospectus. Each issuer free writing prospectus, as defined in Rule 405 under the Securities Act (an “Issuer Free Writing Prospectus”), as of the Applicable Time did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by and through Canaccord for use therein.

(pp)	Conformity of Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus conformed or will conform in all material respects with the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of Canaccord. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(qq)	FINRA Exemption. The Company satisfies the pre-1992 eligibility requirements for the use of a registration statement on Form S-3 in connection with the offering and sale of the Offered Securities contemplated hereby (the pre-1992 eligibility requirements for the use of the registration statement on Form S-3 include (i) having a non-affiliate, public common equity float of at least $100 million and annual trading volume of at least three million shares and (ii) having been subject to the Exchange Act reporting requirements for a period of 36 months)

7.	Covenants of the Company. The Company covenants and agrees with Canaccord that:

(a)

Registration Statement Amendments.  After the date of this Agreement and during the period in which a prospectus relating to the Placement Shares is required to be delivered by Canaccord under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), (i) the Company will notify Canaccord promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and has become effective (each, a “Registration Statement Amendment Date”) or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will file promptly all other material required to be filed by it with the Commission pursuant to Rule 433(d) under the Securities Act; (iii) it will prepare and file with the Commission, promptly upon Canaccord’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Canaccord’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by Canaccord (provided, however that the failure of Canaccord to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Canaccord’s right to rely on the representations and warranties made by the Company in this Agreement); (iv) the Company will submit to Canaccord a copy of any amendment or supplement to the Registration Statement or Prospectus a reasonable period of time before the filing thereof and will afford Canaccord and Canaccord’s counsel a reasonable opportunity to comment on any such proposed filing prior to such proposed filing; and (v) it will furnish to Canaccord at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424 (b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b)

Notice of Commission Stop Orders.  The Company will advise Canaccord, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the form of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the form of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Prospectus in respect of the Shares or suspending any such qualification, to promptly use its commercially reasonable efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such reasonable steps as may be necessary to permit offers and sales of the Placement Shares by Canaccord, which may include, without limitation, amending the Registration Statement or filing a new registration statement, at the Company’s expense

(references herein to the Registration Statement shall include any such amendment or new registration statement).

(c)	Delivery of Prospectus; Subsequent Changes. Within the time during which a prospectus relating to the Shares is required to be delivered by Canaccord under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) under the Securities Act), the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, and will file on or before their respective due dates all reports required to be filed by it with the Commission pursuant to Sections 13(a), 13(c), 15(d), if applicable, or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will immediately notify Canaccord to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d)	NASDAQ Filings. In connection with the offering and sale of the Placement Shares, the Company will file with The NASDAQ Global Market all documents and notices, and make all certifications, required by The NASDAQ Global Market of companies that have securities that are listed on The NASDAQ Global Market.

(e)	Listing of Placement Shares. The Company will use commercially reasonable efforts to cause the Placement Shares to be listed on the Principal Trading Market and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as Canaccord designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided that the Company shall not be required in connection therewith to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction.

(f)

Delivery of Registration Statement and Prospectus.  The Company will furnish to Canaccord and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as Canaccord may from time to time reasonably request and, at Canaccord’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of Placement Shares may be made.

(g)	Company Information. The Company will furnish to Canaccord for a period of one (1) year from the date of this Agreement such information as is reasonably requested by Canaccord regarding the Company or its Subsidiaries.

(h)	Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement covering a 12-month period that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.

(i)	Expenses.

(i)	The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including but not limited to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto and each Issuer Free Writing Prospectus (as defined in Section 8 of this Agreement), (ii) the preparation, issuance and delivery of the Placement Shares, (iii) all fees and disbursements of the Company’s counsel, accountants and other advisors, (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(e) of this Agreement, including filing fees in connection therewith, (v) the printing and delivery to Canaccord of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, and (vii) any filing fees and expenses related to the Commission and the Financial Industry Regulatory Authority (including fees and disbursements of counsel to Canaccord incurred in connection therewith).

(ii)	In addition to any fees that may be payable to Canaccord hereunder and regardless of whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, the Company shall reimburse Canaccord for all of its reasonable expenses, up to a maximum reimbursement of $50,000, arising out of this Agreement (including travel and related expenses, the costs of document preparation, production and distribution, third party research and database services and the reasonable fees and disbursements of counsel to Canaccord) within ten (10) days of the presentation by Canaccord to the Company of a reasonably detailed statement therefor.

(j)	Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus.

(k)	Other Sales. Without the prior written consent of Canaccord (which consent shall not be unreasonably withheld), the Company will not (A) directly or indirectly, offer to sell, sell, announce the intention to sell, contract to sell, pledge, lend, grant or sell any option, right or warrant to sell or any contract to purchase, purchase any contract or option to sell or otherwise transfer or dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock or file any registration statement under the Securities Act with respect to any of the foregoing (other than a registration statement on Form S-8), or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Stock, or any securities convertible into or exchangeable or exercisable for or repayable with Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, during the period beginning on the fifth (5th) Business Day immediately prior to the date on which any Placement Notice is delivered by the Company hereunder and ending on the fifth (5th) Business Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice.

(l)

Change of Circumstances.  The Company will, at any time a Placement Notice is outstanding, advise Canaccord immediately after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter or other document provided to Canaccord in connection with such Placement Notice; and without the prior written consent of Canaccord (which consent shall not be unreasonably withheld), the Company will not directly or indirectly in any other “at the market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock prior to the later of the termination of this Agreement and the tenth (10th) day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be applicable to the Company’s issuance or sale of (i) Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options, restricted stock awards, restricted stock unit awards, Common Stock issuable upon vesting of restricted stock unit awards, or other equity awards or Common Stock issuable upon exercise or vesting of equity awards, pursuant to any employee or director (x) equity award or benefits plan or otherwise approved by the Company’s Board of Directors, (y) stock ownership or stock purchase plan or (z) dividend reinvestment plan (but not shares subject to a waiver to exceed plan limits in its dividend reinvestment plan)

of the Company whether now in effect or hereafter implemented, and (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof.

(m)	Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Canaccord or its agents, including, without limitation, providing information and making available documents and the Company’s senior corporate officers, as Canaccord may reasonably request; provided, however, that the Company shall be required to make available senior corporate officers only (i) by telephone or at the Company’s principal offices and (ii) during the Company’s ordinary business hours.

(n)	Affirmation of Representations, Warranties, Covenants and Other Agreements. Upon commencement of the offering of the Placement Shares under this Agreement (and upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder), and at each Applicable Time, the Company shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

(o)	Required Filings Relating to Placement of Placement Shares. In each Annual Report on Form 10-K or Quarterly Report on Form 10-Q filed by the Company in respect of any quarter in which sales of Placement Shares were made by Canaccord under this Agreement (each date on which any such document is filed, and any date on which an amendment to any such document is filed, a “Company Periodic Report Date”), the Company shall set forth with regard to such quarter the number of Shares sold through the Canaccord under this Agreement, the Net Proceeds received by the Company and the compensation paid by the Company to Canaccord with respect to sales of Placement Shares pursuant to this Agreement.

(p)

Representation Dates; Certificate.  During the term of this Agreement, on the date of each Placement Notice given hereunder, promptly upon each request of Canaccord, and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 10-K under the Exchange Act; (iii) files its quarterly reports on Form 10-Q under the Exchange Act; or (iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K or to provide disclosure pursuant to Item 8.01 of Form 8-K relating to the reclassifications of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”); the Company shall furnish Canaccord with a certificate, in the form attached hereto as

Exhibit A. The requirement to provide a certificate under this Section 7(p) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K.

Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide Canaccord with a certificate under this Section 7(p), then before the Company delivers the Placement Notice or Canaccord sells any Placement Shares, the Company shall provide Canaccord with a certificate, in the form attached hereto as Exhibit A, dated the date of the Placement Notice.

(q)	Legal Opinions. Upon effectiveness of the Registration Statement, upon the recommencement of the offering of Placement Shares under this Agreement following any termination of a suspension of sales hereunder, and within three (3) trading days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company will furnish or cause to be furnished to Canaccord and to counsel to Canaccord the written opinion and negative assurance letter of DLA Piper LLP (US), counsel for the Company, dated the date the opinion and letter are required to be delivered, as the case may be, in a form and substance reasonably satisfactory to Canaccord and its counsel, or, in lieu of such opinion and letter, counsel last furnishing such opinion and letter to Canaccord shall furnish Canaccord with a letter substantially to the effect that Canaccord may rely on such last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance). Upon effectiveness of the Registration Statement, the Company will furnish or cause to be furnished to Canaccord and to counsel to Canaccord the written opinion of Morgan Lewis & Bockius LLP, intellectual property counsel for the Company, or other counsel reasonably satisfactory to Canaccord, dated the date of this Agreement in a form and substance reasonably satisfactory to Canaccord and its counsel.

(r)

Comfort Letters.  Upon effectiveness of the Registration Statement, upon the recommencement of the offering of the Placement Shares under this Agreement following any termination of a suspension of sales hereunder, and within three (3) trading days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit A for which no waiver is applicable, the Company shall cause its independent accountants reasonably satisfactory to Canaccord, to furnish Canaccord letters dated the date of effectiveness of the Registration Statement or the date of such recommencement or the date of such Representation Date (but in the case of clauses (i) and (iv) of Section 7(p) above, only if Canaccord reasonably determines that the information contained in such filings with the Commission contains a material change in the financial disclosure of the Company), as the case may be (the “Comfort Letters”), in form and substance satisfactory to Canaccord, (i) confirming that they are registered independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters included in or incorporated by reference in the Registration Statement as ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information which would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(s)	Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than Canaccord.

(t)	Insurance. The Company and its Subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)	Compliance with Laws. The Company and its Subsidiaries shall comply with all applicable federal, state and local or foreign law, rule, regulation, ordinance, order or decree, except where failure to so comply would not reasonably be expected to have a Material Adverse Effect. Furthermore, the Company and its Subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and its Subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(v)

Investment Company Act.  The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor the Subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the

Commission’s current interpretation as to entities that are not considered an investment company.

(w)	Securities Act and Exchange Act. The Company will use commercially reasonable efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(x)	No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance by the Company and Canaccord in its capacity as principal or agent hereunder, neither Canaccord nor the Company (including its agents and representatives, other than Canaccord in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed by it with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Common Stock hereunder.

(y)	Sarbanes-Oxley Act. The Company and the Subsidiaries will use their commercially reasonable efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(z)	Consent to Canaccord Trading. The Company consents to Canaccord trading in the shares of Common Stock of the Company for Canaccord’s own account and for the account of its clients at the same time as sales of Placement Shares occur pursuant to this Agreement.

(aa)	Rescission Offers. If, to the knowledge of the Company, all filings required by Rule 424 in connection with this offering shall not have been made or the representation in Section 6 shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Placement Shares from the Company as the result of an offer to purchase solicited by Canaccord the right to refuse to purchase and pay for such Placement Shares.

(bb)	Actively Traded Security. If, at the time of execution of this Agreement, the Company’s Common Stock is not an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule, the Company shall notify Canaccord at the time the Common Stock becomes an “actively traded security” under such rule. Furthermore, the Company shall notify Canaccord immediately if the Common Stock, having once qualified for such exemption, ceases to so qualify.

8.	Additional Representations and Covenants of the Company.

(a)	Issuer Free Writing Prospectuses.

(i)	The Company represents that it has not made, and covenants that, unless it obtains the prior written consent of Canaccord, it will not make any offer relating to the Shares that would constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) (an “Issuer Free Writing Prospectus”) required to be filed by it with the Commission or retained by the Company under Rule 433 of the Securities Act; except as set forth in a Placement Notice, no use of any Issuer Free Writing Prospectus has been consented to by Canaccord. The Company agrees that it will comply with the requirements of Rules 164 and 433 of the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.

(ii)	The Company agrees that no Issuer Free Writing Prospectus, if any, will include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus. In addition, no Issuer Free Writing Prospectus, if any, will include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord intended for use therein.

(iii)	The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or the Prospectus or would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to Canaccord and, if requested by Canaccord, will prepare and furnish without charge to Canaccord an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, the foregoing shall not apply to any statements or omissions in any Issuer Free Writing Prospectus made in reliance on information furnished in writing to the Company by Canaccord intended for use therein.

(b)

Non-Issuer Free Writing Prospectus.  The Company consents to the use by Canaccord of a free writing prospectus that (a) is not an “Issuer Free Writing Prospectus” as defined in Rule 433 under the Securities Act, and (b) contains only information describing the preliminary terms of the Shares or their offering, or information permitted under Rule 134 under the Securities Act; provided that Canaccord covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d)

under the Securities Act a free writing prospectus prepared by or on behalf of Canaccord that otherwise would not be required to be filed by the Company thereunder, but for the action of Canaccord.

(c)	Distribution of Offering Materials. The Company has not distributed and will not distribute, during the term of this Agreement, any offering materials in connection with the offering and sale of the Placement Shares other than the Registration Statement, Prospectus or any Issuer Free Writing Prospectus reviewed and consented to by Canaccord and included in a Placement Notice (as described in clause (a)(i) above).

9.          Conditions to Canaccord’s Obligations.  The obligations of Canaccord hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein and in the applicable Placement Notices, to the due performance by the Company of its obligations hereunder, to the completion by Canaccord of a due diligence review satisfactory to Canaccord in its reasonable judgment, and to the continuing satisfaction (or waiver by Canaccord in its sole discretion) of the following additional conditions:

(a)	Registration Statement Effective. The Registration Statement shall have become effective and shall be available for the sale of (i) all Placement Shares issued pursuant to all prior Placements and not yet sold by Canaccord and (ii) all Placement Shares contemplated to be issued by the Placement Notice relating to such Placement.

(b)

No Material Notices.  None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state or foreign or other governmental, administrative or self-regulatory authority during the period of effectiveness of the Registration Statement, the response to which might reasonably require any amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state or foreign or other governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any statement made in the Registration Statement or the Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (v) the Company’s reasonable determination that a post-effective amendment to the Registration Statement would be appropriate.

(c)	No Misstatement or Material Omission. Canaccord shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Canaccord’s opinion is material, or omits to state a fact that in Canaccord’s opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)	Material Changes. Except as contemplated and appropriately disclosed in the Prospectus, or disclosed in the Company’s reports filed with the Commission, in each case at the time the applicable Placement Notice is delivered, there shall not have been any material change, on a consolidated basis, in the authorized capital stock of the Company and its Subsidiaries, or any Material Adverse Effect, or any development that may reasonably be expected to cause a Material Adverse Effect, or a downgrading in or withdrawal of the rating assigned to any of the Company’s securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company’s securities, the effect of which, in the sole judgment of Canaccord (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated in the Prospectus.

(e)	Certificate. Canaccord shall have received the certificate required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(f)	Legal Opinions. Canaccord shall have received the opinions of counsel to the Company required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinions are required pursuant to Section 7(q). In addition, Canaccord shall have received the opinion of Goodwin Procter LLP, counsel to Canaccord, on such dates and with respect to such matters as Canaccord may reasonably request.

(g)	Comfort Letters. Canaccord shall have received the Comfort Letter required to be delivered pursuant Section 7(r) on or before the date on which such delivery of such letter is required pursuant to Section 7(r).

(h)	Approval for Listing; No Suspension. The Placement Shares shall have either been (i) approved for listing, subject to notice of issuance, on the Principal Trading Market, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Principal Trading Market at or prior to the issuance of the Placement Notice. Trading in the Common Stock shall not have been suspended on such market.

(i)	Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(p), the Company shall have furnished to Canaccord such appropriate further information, certificates, opinions and documents as Canaccord may reasonably request. All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof. The Company will furnish Canaccord with such conformed copies of such opinions, certificates, letters and other documents as Canaccord shall reasonably request.

(j)	Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(k)	No Termination Event. There shall not have occurred any event that would permit Canaccord to terminate this Agreement pursuant to Section 12(a).

10.	Indemnification and Contribution.

(a)

Company Indemnification.  The Company will indemnify and hold harmless Canaccord and each person, if any, who controls Canaccord against any losses, claims, damages or liabilities, joint or several, to which Canaccord or controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus or the Disclosure Package, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission, or arise out of or are based upon the omission or alleged omission to state in the Registration Statement, the Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any amendment or supplement to the Registration Statement, the Prospectus, or the Disclosure Package or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Placement Shares under the securities laws thereof or filed with the Commission a material fact required to be stated in it or necessary to make the statements in it not misleading, and will reimburse Canaccord for any reasonable legal expenses of counsel for Canaccord and one set of local counsel in each applicable jurisdiction for Canaccord, and for other expenses reasonably incurred by Canaccord in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or the Disclosure Package, or any such amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by and through Canaccord expressly for use therein.

(b)	Canaccord Indemnification. Canaccord will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact, in the case of the Registration Statement or any amendment thereto, required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus or any supplement thereto, the Disclosure Package or the Issuer Free Writing Prospectus, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendments thereto), the Prospectus (or any amendment or supplement thereto), the Disclosure Package, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by and through Canaccord expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Procedure.  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the failure to so notify such indemnifying party shall not relieve such indemnifying party from any liability which such indemnifying party may have to any indemnified party or otherwise. (The indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable to the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnifying party shall be liable for any settlement of any action or claim affected without its written consent, which consent shall not be unreasonably withheld.

(d)

Contribution.  If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and Canaccord on the other from the offering of the Placement Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and Canaccord on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and Canaccord on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, bear to the total underwriting discounts, commissions and other fees received by Canaccord. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Canaccord on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Canaccord agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), Canaccord shall not be required to contribute any amount in excess of the amount by which the total price at which the Placement Shares distributed to the public by it were offered to the public exceeds the amount of any damages which Canaccord has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e)	Obligations. The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls Canaccord within the meaning of the Securities Act; and the obligations of Canaccord under this Section 10 shall be in addition to any liability which Canaccord may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

11.          Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Canaccord, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

12.	Termination.

(a)

Canaccord shall have the right to terminate this Agreement at any time by giving notice as hereinafter specified if (i) any Material Adverse Effect has occurred, or any development that is reasonably expected to cause a Material Adverse Effect has occurred or any other event has occurred which, in the sole judgment of Canaccord, may materially impair Canaccord’s ability to proceed with the offering to sell the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to any Settlement Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of Canaccord’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the shares of Common Stock of the Company on the Principal Trading Market shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(j) (Expenses), Section 10 (Indemnification), Section 11 (Survival of Representations), Section 12(f) (Termination), Section 17 (Applicable Law; Consent to Jurisdiction) and Section 18 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Canaccord elects to terminate this Agreement as provided in this Section 12(a), Canaccord shall provide the required notice as specified in Section 13 (Notices).

(b)	The Company shall have the right to terminate this Agreement in its sole discretion at any time by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(j), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(c)	In addition to, and without limiting Canaccord’s rights under Section 12(a), Canaccord shall have the right to terminate this Agreement in its sole discretion at any time after the date of this Agreement by giving ten (10) days’ notice as hereinafter specified. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(j), Section 10, Section 11, Section 12(f), Section 17 and Section 18 hereof shall remain in full force and effect notwithstanding such termination.

(d)	This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), 12(b) or 12(c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(j), Section 10, Section 11, Section 12(f), Section 17 and Section 18 shall remain in full force and effect.

(e)	Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by Canaccord or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such Placement Shares shall settle in accordance with the provisions of this Agreement.

(f)	In the event that the Company terminates this Agreement, as permitted under Section 12(b), the Company shall be under no continuing obligation, either pursuant to this Agreement or pursuant to the Engagement Letter dated May 12, 2016 between the Company and Canaccord, to utilize the services of Canaccord in connection with any sale of securities of the Company or to pay any compensation to Canaccord other than compensation with respect to sales of Placement Shares subscribed on or before the termination date and the Company shall be free to engage other placement agents and underwriters from and after the termination date with no continuing obligation to Canaccord.

13.        Notices.  All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing and if sent to Canaccord, shall be delivered to:

Canaccord Genuity Inc.

99 High Street, Suite 1200

Boston, Massachusetts 02110

Attention: ECM, General Counsel

With a copy to:

Goodwin Procter LLP

The New York Times Building

620 Eighth Avenue

New York, NY 10018

Attention: Thomas S. Levato, Esq.

or if sent to the Company, shall be delivered to:

GenMark Diagnostics, Inc.

5964 La Place Court

Carlsbad, CA 92008

Attention: Chief Financial Officer

Attention: General Counsel

With a copy to:

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Michael S. Kagnoff, Esq.

Each party to this Agreement may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally or by verifiable facsimile transmission (with an original to follow) on or before 4:30 p.m., eastern time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the next Business Day after timely delivery to a nationally-recognized overnight courier, (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid), and (iv) if sent by email, on the Business Day on which receipt is confirmed by the individual to whom the notice is sent, other than via auto-reply. For purposes of this Agreement, “Business Day” shall mean any day on which the Principal Trading Market and commercial banks in the city of New York are open for business.

14.        Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the Company and Canaccord and their respective successors and the affiliates, controlling persons, officers and directors referred to in Section 10 hereof. References to any of either of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party, provided, however, that Canaccord may assign its rights and obligations hereunder to an affiliate of Canaccord without obtaining the Company’s consent.

15.        Adjustments for Stock Splits.  The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

16.        Entire Agreement; Amendment; Severability.  This Agreement (including all schedules and exhibits attached hereto and placement notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and Canaccord. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

17.        Applicable Law; Consent to Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

18.        Waiver of Jury Trial.  The Company and Canaccord hereby irrevocably waive any right either may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

19.        Absence of Fiduciary Duties.  The parties acknowledge that they are sophisticated in business and financial matters and that each of them is solely responsible for making its own independent investigation and analysis of the transactions contemplated by this Agreement. They further acknowledge that Canaccord has not been engaged by the Company to provide, and has not provided, financial advisory services in connection with the terms of the offering and sale of the Shares nor has Canaccord assumed at any time a fiduciary relationship to the Company in connection with such offering and sale. The parties also acknowledge that the provisions of this Agreement fairly allocate the risks of the transactions contemplated hereby among them in light of their respective knowledge of the Company and their respective abilities to investigate its affairs and business in order to assure that full and adequate disclosure has been made in the Registration Statement and the Prospectus (and any amendments and supplements thereto). The Company hereby waives, to the fullest extent permitted by law, any claims it may have against Canaccord for breach of fiduciary duty or alleged breach of fiduciary duty and agrees Canaccord shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of Company.

20.        Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or email transmission.

If the foregoing accurately reflects your understanding and agreement with respect to the matters described herein please indicate your agreement by countersigning this Agreement in the space provided below.

Very truly yours,

GENMARK DIAGNOSTICS, INC.

By:	/s/ Scott Mendel

Name:	Scott Mendel
Title:	CFO

ACCEPTED as of the date first-above
written:

CANACCORD GENUITY INC.

By:	/s/ Jennifer Pardi

Name:	Jennifer Pardi
Title:	Senior Managing Director

[Signature page to Equity Distribution Agreement]

SCHEDULE 1

The Authorized Representatives of the Company are as follows:

Name and Office / Title	E-mail Address	Telephone Numbers	Fax Number
Office: Cell:
Office: Cell:
Office: Cell:
Office: Cell:

The Authorized Representatives of Canaccord are as follows:

Name and Office / Title	E-mail Address	Telephone Numbers	Fax Number
Office: Cell:
Office: Cell:
Office: Cell:
Office: Cell:

EXHIBIT A

OFFICER’S CERTIFICATE

I, [name of executive officer], the [title of executive officer] of GenMark Diagnostics, Inc. (“Company”), a Delaware corporation, do hereby certify in such capacity and on behalf of the Company pursuant to Section 7(n) of the Equity Distribution Agreement dated June 14, 2016 (the “Distribution Agreement”) between the Company and Canaccord Genuity Inc., to the best of my knowledge that:

(i)        The representations and warranties of the Company in Section 6 of the Distribution Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)        The Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Distribution Agreement at or prior to the date hereof.

Date:	By:
Name:
Title: